Exhibit 10.1

Equity Transfer Agreement

This Equity Transfer Agreement (this “Agreement”) dated July 21st, 2025 is entered into in Guangzhou, China by and between:

Transferor:	Xinjiang Xinyouzhong Marketing Co., Ltd., a limited liability company duly incorporated and validly existing under Chinese Laws, having its registered address at Room 9-5-5, 9/F, No. 2015-1026, Cyberport Building, 258 Gaoxin Street, Urumqi High-tech Industrial Development Zone (New City), Xinjiang, China, its legal representative as Hu Wei, and its unified social credit code as 91652922MA7881G56E;

Transferee:	Singularity Digital Marketing (Guangzhou) Co., Ltd., a limited liability company duly incorporated and validly existing under Chinese Laws, having its registered address at Room 2210, 1000 Xingang East Road, Haizhu District, Guangzhou, Guangdong Province, China, its legal representative as Wu Zhenfei, and its unified social credit code as 91440105MAENCXTG4X.

(Transferor and Transferee shall be hereinafter individually referred to as a “Party”, and collectively as the “Parties”.)

Whereas

(1)	Zhuhai Shengguang Zhongshuo Digital Marketing Co., Ltd. (“Company” or “Target Company”), a limited liability company duly incorporated and validly existing under Chinese Laws, according to its approved business scope, is allowed to carry out all activities that do not require special permission, including: blockchain technology-related software and services; software development; software outsourcing services; artificial intelligence theory and algorithm software development; digital cultural and creative software development; technical services, technology development, technical consulting, technical exchanges, technology transfer, technical promotion; online technical services; personal live broadcasting services; Internet data services; IT consulting services; software sales; wholesale of computer hardware and software and auxiliary devices; sales of wearable smart devices; sales of electronic products; online sales (other than sales of goods requiring special permission); sales of Internet devices; graphic design; conference and exhibition services; licensed resale of artworks; sales of arts and crafts and ceremonial supplies (other than ivories and products thereof); retail of arts and crafts and collectibles (other than ivories and products thereof); identification and assessment services for works of (fine) art and collectibles; ticketing agency services; other cultural and art brokerage agencies; sales of digital cultural and creative technical devices; digital content production services (excluding publishing); literary and artistic creation; cultural and entertainment brokerage services; digital cultural and creative content application services; ads design & agency; ads production; ads publishing; marketing & planning; corporate image design; graphic design and production; information consulting services (excluding licensed information consulting services).

(2)	As of the Date of this Agreement, the registered capital of the Company is Five Million Chinese yuan (in numbers: RMB 5,000,000), in which Transferor holds Two Million Five Hundred and Fifty Thousand Chinese yuan (in numbers: RMB 2,550,000), representing 51% of the total registered capital of the Company, and Transferor has fulfilled all its paid-in contribution obligation for the registered capital.

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(3)	Subject to the terms and conditions of this Agreement, Transferor wishes to transfer to Transferee all the registered capital held by amounting to Two Million Five Hundred and Fifty Thousand Chinese yuan (in numbers: RMB 2,550,000), representing 51% of the total registered capital of the Company, and Transferee agrees to accept such registered capital (“This Equity Transfer”).

NOW, THEREFORE, The Parties, under the principle of equality and mutual benefit and upon amicable negotiation, agree as follows:

Article 1: Definition

Unless the context otherwise requires, the short titles used in this Agreement shall have the following meanings:

B

“this Equity Transfer” has the meaning as defined in the Whereas Clause.

“this Agreement” means this Equity Transfer Agreement.

“Confidential Information” has the meaning as defined in Article 13.1.

“Force Majeure Event” has the meaning as defined in Article 11.2.

D

“Registration Authority” means the competent administration for market regulation in charge of the registration of this Equity Transfer.

F

“Payment Date” means the date on which Transferee pays the Transfer Price of the Target Equity Interests to Transferor pursuant to Article 2.2.

G

“Company” means Zhuhai Shengguang Zhongshuo Digital Marketing Co., Ltd.

“Affiliate” means, in relation to a Party, any person, corporation, partnership, trust or other entity which directly or indirectly controls, is controlled by, or is under common control with such Party; for the purposes of this definition, the term “control” refers to the power to directly or indirectly owns no less than fifty percent (50%) of the voting rights of such entity, or to control a majority of the seats on its board of directors/investment committee. If a Party is a natural person, his/her affiliates shall include his/her parents, spouse, adult children and their spouses, siblings and their spouses and other close relatives.

“Working Day” means any day other than a Saturday, Sunday or Chinese public holiday.

M

“Target Equity Interests” means the registered capital of the Company to be transferred by Transferor to Transferee amounting to Two Million Five Hundred and Fifty Thousand Chinese yuan (in numbers: RMB 2,550,000), representing 51% of the total equity interests in the Company.

“Transfer Price” means the transfer price as stipulated in Article 2.2.1.

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Q

“Date of this Agreement” means the date of signature of this Agreement.

S

“Transferee” means Singularity Digital Marketing (Guangzhou) Co., Ltd.

“1st Installment of Transfer Price” has the meaning as defined in Article 2.2.2.

“Final Installment of Transfer Price” has the meaning as defined in Article 2.2.2.

Z

“Articles of Association” means the Articles of Association of the Company executed on the Date of this Agreement in respect of the Company subsequent to the completion of this Equity Transfer, as amended from time to time.

“China” means the People's Republic of China, for the purposes of this Agreement only, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

“Chinese Laws” means any laws, administrative regulations, departmental rules and judicial interpretations duly enacted by Chinese legislative authorities and other competent authorities at all levels.

“Transferor” means Xinjiang Xinyouzhong Marketing Co., Ltd.

Article 2: This Equity Transfer

2.1 This Equity Transfer

2.1.1 Subject to the terms and conditions of this Agreement, Transferor agrees to transfer to Transferee, and Transferee agrees to purchase from Transferor, the Target Equity Interests free from any encumbrances, and together with any rights and interests attached thereto.

2.1.2 Upon completion of this Equity Transfer, Transferee will, through this Equity Transfer, own the registered capital of the Company amounting to Two Million Five Hundred and Fifty Thousand Chinese yuan (in numbers: RMB 2,550,000), representing 51% of the total equity interests in the Company.

2.1.3 Upon completion of this Equity Transfer, the equity structure of the Company will be as follows:

Name of Shareholder	Committed Capital (CNY)	Capital Contribution Ratio
Singularity Digital Marketing (Guangzhou) Co., Ltd.	2,550,000	51%
Guangdong Advertising Group Co., Ltd.	1,500,000	30%
Zhuhai Zest Investment Partnership (L.P.)	950,000	19%
Total	5,000,000	100%

2.2 Transfer Price and Payment Terms

2.2.1 Subject to the terms and conditions of this Agreement, the Transfer Price payable by Transferee to Transferor for the Target Equity Interests shall be Sixteen Million Chinese yuan (in numbers: RMB 16,000,000) (“Transfer Price”).

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2.2.2 Transferee shall pay the Transfer Price into the designated bank account as specified in the Payment Notice of Transferor as follows:

(1) within ONE (1) day as of the Date of this Agreement, pay Transferor the 1st Installment of Transfer Price amounting to Five Million Chinese yuan (in numbers: RMB 5,000,000); and

(2) within TEN (10) days as of the date when Transferee is duly registered as the owner of the Target Equity Interests upon change of registration with the Registration Authority, pay Transferor the Final Installment of Transfer Price amounting to Eleven Million Chinese yuan (in numbers: RMB 11,000,000).

2.2.3 Transferor shall, within THREE (3) Working Days after receiving the Transfer Price, issue a written receipt to Transferee.

Article 3: Composition of Board of Directors upon Completion of This Equity Transfer

The Parties agree that upon completion of this Equity Transfer, the board of directors of the Company shall composed of 3 directors, ONE (1) of which shall be appointed by Transferee.

Article 4: Conditions Precedent for This Equity Transfer

4.1 The payment of the Transfer Price by Transferee to Transferor shall be subject to the following conditions precedents:

(1) this Agreement has been duly executed by and between the Parties;

(2) the Parties have confirmed with the Registration Authority that all documents required for this Equity Transfer are complete and correct;

(3) a valid resolution approving this Equity Transfer has been made at a shareholders' meeting of the Company;

(4) Schedule I (“Guarantee Agreement”) to this Agreement has been duly executed in such substance and form to the satisfaction of Transferor; and

(5) no pending or threaten action or proceeding is instituted by any Chinese government authority prior to the Payment Date to restrict or prohibit the completion of any transaction as contemplated hereby (or any transaction incidental thereto) or to prevent or restrict the Company from conducting its business.

4.2 The Parties shall make their best efforts to fulfill all the foregoing conditions precedent.

Article 5: Change of Registration for This Equity Transfer

5.1 When paying Transferor the 1st Installment of Transfer Price, Transferee shall provide Transferor with all the documents required to be filed for change of registration for this Equity Transfer, which have been confirmed with the Registration Authority, and Transferor shall cooperate with Transferee to sign such documents.

5.2 Transferee shall, within FIVE (5) days as of the Date of this Agreement, file an application for change of registration for this Equity Transfer with the Registration Authority, and then provide Transferor with the relevant proof issued by the Registration Authority for acceptance of such application.

5.3 Upon completion of the change of registration for this Equity Transfer, the Company shall obtain the its Business License and Articles of Association reflecting the consequences of this Equity Transfer, the copies of which are filed with the Registration Authority, and shall procure that the registered capital and/or equity structure of the Company as specified in the Articles of Association are completely consistent with those set out in Article 2.1.3.

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5.4 If Transferee fails to complete the change of registration with the Registration Authority under Articles 5.1 and 5.2 after Transferor has cooperated with it to sign all documents required, or fails to pay the Final Installment of Transfer Price under Article 2.2.2, it will be deemed to have committed a material breach, and Transferor shall have the right to unilaterally terminate this Agreement and request Transferee to immediately transfer the Target Equity Interests back to Transferor, such that the registered capital and/or equity structure of the Company will be restored to be exactly the same as those set out in Paragraph (2) of the Whereas Clause. All costs incurred therefor shall be borne by Transferee. Transferee shall be liable to Transferor for all losses incurred by it (including but not limited to impairment of equity value, all expenses incurred by Transferor for equity transfer, and attorneys’ fees, litigation costs, arbitration costs, property preservation fees (including any security deposit or insurance premium for applying for such property preservation), etc., for holding Transferee liable for breach of this Agreement).

Article 6: Representations and Warranties of Transferor

6.1 For the purpose of completing the transaction as contemplated by this Agreement, Transferor hereby represents and warrants to Transferee as follows, and acknowledges that Transferee enters into this Agreement by relying on such representations and warranties:

(1)	Transferor agrees (and has the full power and authority) to execute and perform this Agreement and complete the transaction as contemplated hereby, and has taken all necessary actions for this purpose;

(2)	this Agreement, by nature of its terms, constitutes a legal, valid, binding and enforceable obligation of Transferor;

(3)	the execution and performance of this Agreement will not be in violation of or contrary to any law or regulation, or any administrative order of a government authority applicable to Transferor, and any other contract or legal instrument entered into by Transferor as a party thereto;

(4)	each of the foregoing representations or warranties shall be deemed to be a separate representation or warranty, and (unless otherwise expressly stipulated herein) shall not be limited or restricted by reference to or inference from any other representation or warranty or any other provision of this Agreement; and

(5)	each of the foregoing representations and warranties shall be deemed to be restated and remain effective as of the Payment Date.

6.2 Transferor undertakes that it will give a prompt written notice to Transferee of any circumstance occurring after the Date of this Agreement that may make any representation or warranty untrue, inaccurate or misleading in any material aspect.

Article 7: Representations and Warranties of Transferee

7.1 For the purpose of completing the transaction as contemplated by this Agreement, Transferee hereby represents and warrants to Transferor as follows, and acknowledges that Transferor enters into this Agreement by relying on such representations and warranties:

(1)	Transferee agrees (and has the full power and authority) to execute and perform this Agreement and complete the transaction as contemplated hereby, and has taken all necessary actions for this purpose;

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(2)	this Agreement, by nature of its terms, constitutes a legal, valid, binding and enforceable obligation of Transferee;

(3)	the execution and performance of this Agreement will not be in violation of or contrary to the articles of association and other constitutional documents of Transferee, any law or regulation, or any administrative order of a government authority applicable to Transferee, and any other contract or legal instrument entered into by Transferee as a party thereto;

(4)	each of the foregoing representations or warranties shall be deemed to be a separate representation or warranty, and (unless otherwise expressly stipulated herein) shall not be limited or restricted by reference to or inference from any other representation or warranty or any other provision of this Agreement; and

(5)	each of the foregoing representations and warranties shall be deemed to be restated and remain effective as of the Payment Date.

7.2 Transferee undertakes that it will give a prompt written notice to Transferor of any circumstance occurring after the Date of this Agreement that may make any representation or warranty untrue, inaccurate or misleading in any material aspect.

Article 8: Covenants of Transferor

8.1 For the purpose of completing the transaction as contemplated hereby, Transferor hereby covenants to Transferee that:

(1) as of the Date of this Agreement till the date when Transferee is registered as the owner of the Target Equity Interests upon change of registration, it will procure that the Company conducts its existing business in the ordinary course of business without interrupting or changing its nature, scope or manner, and in compliance with the requirements of all applicable laws and regulations;

(2) as of the Date of this Agreement till the date when Transferee is registered as the owner of the Target Equity Interests upon change of registration, unless otherwise stipulated herein, it will not supplement, amend or modify the business scope, or the Articles of Association of the Company, or increase or decrease its registered capital, or otherwise change its structure of registered capital in any form without the prior written consent of Transferee; and

(3) as of the Date of this Agreement till the date when Transferee is registered as the owner of the Target Equity Interests upon change of registration, without the prior written consent of Transferee, it will not sell, transfer, bestow, charge or otherwise dispose of the legitimate proceeds from or beneficial interests in any material asset, business or income of the Company, or allow the creation of any security interest thereon.

Article 9: Covenants of Transferee

9.1 For the purpose of completing the transaction as contemplated hereby, Transferee hereby covenants to Transferor that:

(1) it will pay the Transfer Price at such time and in such amount as specified herein; and

(2) it will complete the change of registration for this Equity Transfer with the Registration Authority within such period as specified herein.

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Article 10: Taxes

10.1 In respect of the Transfer Price paid by Transferee to Transferor, the Parties shall respectively pay all taxes payable by them under applicable Chinese Laws.

Article 11: Force Majeure

11.1 If either Party is prevented from performing its obligations hereunder by any Force Majeure Event, the affected Party shall give a prompt written notice to the other Party, and shall, within FIFTEEN (15) days upon occurrence of such Force Majeure Event, provide detailed information about such Event and documents evidencing such Event (including those from competent government authorities, if applicable), explaining the reasons for its failure to perform (or delay in performing) all or part of the provisions of this Agreement.

11.2 “Force Majeure Event” means any event whose occurrence and consequences could not have foreseen, avoided and overcome by either Party as of the Date of this Agreement, including but not limited to earthquakes, typhoons, floods or other natural disasters, fires, explosions, embargoes, strikes, riots, wars, epidemics or policy changes.

11.3 In the case of a Force Majeure Event, neither Party shall be liable for any damages, increased costs or losses incurred by the other Party for its failure to perform (or delay in performing) this Agreement, and such failure or delay shall not be deemed as a breach of this Agreement. The Party claiming to be affected by such Force Majeure Event shall take appropriate measures to minimize or eliminate the effects of such Force Majeure Event and attempt to resume performance affected by such Force Majeure Event as soon as practicable.

11.4 If a Force Majeure Event or any consequence thereof prevents either Party from performing all or part of its obligations hereunder for a period of ONE HUNDRED AND TWENTY (120) days or more as of the date of occurrence of such Force Majeure Event, the Parties shall, by assessing the effects of such Force Majeure Event, decide whether to terminate this Agreement through negotiation and discussion, such that the affected Party may be released from performing all or part of its obligations hereunder, or be granted a grace period for such performance.

Article 12: Breach of Contract and Liabilities

12.1 If a Party fails to perform any of its material obligations hereunder or any of its representations or warranties hereunder is made on a materially untrue or inaccurate basis, then such Party (the “Breaching Party”) shall be deemed to have committed a breach under this Agreement. In such event, the non-breaching Party (the “Non-Breaching Party”) may give a written notice to the Breaching Party, specifying that it has breached this Agreement and shall cure such breach within a reasonable period (not later than THIRTY (30) days as of the date of such notice).

12.2 In the case of any breach of this Agreement, the Breaching Party shall be liable to the Non-Breaching Party for all losses arising from its breach of this Agreement, including but not limited to all expenses incurred for equity transfer, and attorneys’ fees, litigation costs, arbitration costs, property preservation fees (including any security deposit or insurance premium for applying for such property preservation), etc., for holding the Breaching Party liable for such breach).

12.3 The remedies as provided for herein are non-exclusive, and the exercise of the relevant rights and remedies as provided for herein by the Non-Breaching Party shall not affect any other rights and remedies which it may have under applicable laws.

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Article 13: Confidentiality

13.1 Either Party shall keep confidential any proprietary, confidential or secret data or information related to the Company or its business or operations, or belonging to the other Party, or disclosed by the other Party to such Party during the negotiation for the purposes of negotiating this Agreement, or forming or operating the Company or other Party, and this Agreement itself (“Confidential Information”), and may not disclose such Confidential Information to any third party or third person, unless such disclosure is made to their affiliates and professional agencies or advisors retained for this Equity Transfer, or any announcement or disclosure is required by law, or any stock exchange, government authority or other competent regulatory or supervisory agency.

13.2 Neither Party may use any Confidential Information of the other Party for its own purposes or for any purpose other than executing this transaction and conducting the Company's business.

Article 14: Governing Law and Dispute Settlement

14.1 The execution, validity, performance, interpretation and enforceability of this Agreement shall be governed by Chinese Laws.

14.2 Any dispute, controversy or claim arising out of or in connection with this Agreement (“Dispute”), including any issue relating to the existence, validity or termination of this Agreement, shall be settled by the Parties upon amicable negotiation; if such negotiation fails, such Dispute shall be submitted to the Beijing Arbitration Commission for arbitration, which will be settled in Beijing in accordance with its rules and regulations then in force.

14.3 If any Dispute arises and is pending in legal proceedings, the Parties shall respectively continue to exercise their remaining rights and perform their remaining obligations under this Agreement other than those in respect of matters in dispute.

Article 15: Notice

15.1 All notices between the Parties shall be written in Chinese and delivered by hand or courier to the following address:

(1) Transferor: Xinjiang Xinyouzhong Marketing Co., Ltd.

Address: 4/F/, 2 East 4th Ring North Road, Chaoyang District, Beijing, China

Attn.: Hu Wei

(2) Transferee: Singularity Digital Marketing (Guangzhou) Co., Ltd.

Address: Room 2203, West Tower, Block C, Poly World Trade Center, Xingang East Road, Haizhu District, Guangzhou, Guangdong Province, China

Attn.: Wu Zhenfei

15.2 A notice shall be deemed as served:

(1) (if delivered by hand) upon delivery;

(2) (if delivered by courier) on the FOURTH (4) Working Day following the date of post.

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15.3 Either Party may change its address by giving a written notice to the other Party of any change of its address for receipt of notices at any time as required by this Article.

Article 16: Miscellaneous

16.1 This Agreement shall become effective upon signature by the Parties on the date first written above herein.

16.2 If any provision of this Agreement or any part thereof is held to be illegal, invalid or unenforceable, the remaining provisions of this Agreement shall not be affected.

16.3 Failure or delay by either Party to exercise any right or remedy hereunder shall not constitute a waiver of such right or remedy or any other right or remedy. A single exercise or partial exercise by either Party of any right or other remedy hereunder shall not affect its subsequent exercise of such right or remedy or any other right or remedy.

16.4 Neither Party may assign any of its rights, interests or obligations hereunder without the prior written consent of the other Party, and any attempt at such assignment shall be void and null. Subject to the foregoing, this Agreement shall be binding upon the Parties and their successors and assigns.

16.5 The headings of the articles of this Agreement are for convenience of reference only and shall have no legal effect.

16.6 This Agreement shall constitute the entire agreement between the Parties and any amendment to this Agreement shall not become effective unless made in writing and duly signed by the Parties. Matters not covered in this Agreement may be agreed upon by the Parties by executing a supplementary agreement upon negotiation. Such Supplementary Agreement and this Agreement shall have the same legal effect.

16.7 The Parties agree that for the purpose of completing the change of registration hereunder, the Parties shall separately execute an Equity Transfer Agreement to the satisfaction of the Registration Authority; in the case of any matters not covered therein or any inconsistency between such agreement and this Agreement, this Agreement shall prevail to the extent permitted by law.

16.8 This Agreement is made in Chinese in THREE (3) counterparts, each ONE (1) of which shall be respectively held by either Party and retained by the Company, and all of which shall be equally authentic.

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(This page is the signature page for this Equity Transfer Agreement, containing no text.)

Transferor: Xinjiang Xinyouzhong Marketing Co., Ltd. (Seal)

Legal Representative (or Authorized Representative) (Signature): ____________________

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(This page is the signature page for this Equity Transfer Agreement, containing no text.)

Transferee: Singularity Digital Marketing (Guangzhou) Co., Ltd. (Seal)

Legal Representative (or Authorized Representative) (Signature): _________________________

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Schedule I: Guarantee Agreement

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